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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 16, 2007 Date of Earliest Event Reported: October 15, 2007

PINNACLE GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33457 (Commission File Number)	30-0182582 (IRS Employer Identification Number)

1 E. Alger Street
Sheridan, Wyoming 82801
(Address of principal executive offices)

(307) 673-9710
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On October 15, 2007, Pinnacle Gas Resources, Inc., a Delaware corporation (the "Company"), Quest Resource Corporation, a Nevada corporation ("Quest"), and Quest MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Quest ("Merger Sub"), entered into an agreement and plan of merger (the "Merger Agreement"), whereby Merger Sub will merge with and into the Company (the "Merger"). The Merger Agreement, which was unanimously approved by the Company's Board of Directors and the Board of Directors of Quest, provides for Quest's acquisition of all of the issued and outstanding shares of the Company's common stock, par value $0.01 per share, for aggregate consideration of approximately 19.1 million shares of Quest's common stock, or approximately $207 million based on the closing price of Quest's common stock on October 15, 2007.

        Upon completion of the Merger, each share of the Company's common stock will be converted into the right to receive 0.6584 of a share of common stock of Quest (the "Merger Consideration"). In addition, (i) each option to purchase the Company's common stock will be cancelled in exchange for the cash equivalent of the excess, if any, of the value of the Merger Consideration over the option exercise price, (ii) each share of restricted stock awarded to the Company's non-employee directors will become fully vested and will be converted into the right to receive the Merger Consideration and (iii) each other share of restricted stock awarded by the Company will be converted into the right to receive the Merger Consideration (subject to the terms of the applicable plan and award agreement evidencing the grant of such share), in each case as more fully described in the Merger Agreement.

        Completion of the Merger is conditioned upon, among other things, adoption of the Merger Agreement by both the Company's and Quest's stockholders and consummation of the previously announced proposed initial public offering of common units of Quest Energy Partners, L.P. The Merger Agreement contains customary representations, warranties and covenants and other customary conditions. DLJ Merchant Banking Partners III, L.P. and certain affiliated funds (the "DLJMB Affiliates") and Quest have entered into a support agreement whereby each DLJMB Affiliate has agreed to vote its shares in favor of the Merger.

        The Merger Agreement contains termination rights, including for the Company if its board of directors changes its recommendation to its stockholders in connection with a Pinnacle Superior Proposal (as defined in the Merger Agreement). Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Quest a termination fee of $3 million. The Company or Quest may terminate the Merger Agreement if the Merger is not completed by May 16, 2008 and under certain other circumstances.

        Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by the Company and Quest to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between the Company and Quest, rather than to establish matters as facts.

        The Merger Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding the Company, Quest, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Quest or any other person. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company and Quest, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement provides further information regarding the terms of the Merger.

Item 8.01 Other Events

        On October 16, 2007, Quest and the Company announced the signing of a definitive merger agreement providing for the acquisition by merger of the Company by Quest as described in Item 1.01 above. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward Looking Statements and Additional Information

        The Company may make statements herein that are "forward-looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company's future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company's actual performance or achievements to be materially different than those projected by the Company. For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

        QUEST AND PINNACLE WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING QUEST, PINNACLE AND THE MERGER. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF QUEST AND PINNACLE SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER DOCUMENTS FILED BY QUEST AND PINNACLE WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV.

        THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO QUEST) MAY ALSO BE OBTAINED FOR FREE FROM QUEST BY DIRECTING A REQUEST TO QUEST, 9520 N. MAY AVENUE, SUITE 300, OKLAHOMA CITY, OKLAHOMA, ATTENTION DAVID GROSE; TELEPHONE: (405) 488-1304 EXT. 6823; E-MAIL: DGROSE@QRCP.COM.

        THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO PINNACLE) MAY ALSO BE OBTAINED FOR FREE FROM PINNACLE BY DIRECTING A REQUEST TO PINNACLE GAS RESOURCES, INC., I E. ALGER, SHERIDAN, WYOMING 82801, ATTENTION: ANDREA MELLINGER; TELEPHONE: (307) 673-9710; E-MAIL: AMELLINGER@PINNACLEGAS.COM.

        Quest, its directors and executive officers, certain members of its management and certain of its employees may be considered "participants in the solicitation" of proxies from Quest's stockholders in connection with the merger. Information regarding such persons and a description of their interest in the merger will be contained in the joint proxy statement/prospectus when it is filed with the SEC. Information concerning beneficial ownership of Quest stock by its directors and certain of its executive officers is included in its proxy statement dated May 8, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

        Pinnacle, its directors and executive officers, certain members of its management and certain of its employees may be considered "participants in the solicitation" of proxies from Pinnacle's stockholders in connection with the merger. Information regarding such persons and a description of their interest in the merger will be contained in the joint proxy statement/prospectus when it is filed with the SEC. Information concerning beneficial ownership of Pinnacle stock by its directors and certain of its executive officers is included in Amendment No. 7 to Pinnacle's registration statement on Form S-1 (File No. 333-133983) dated September 27, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

Item 9.01 Financial Statements and Exhibits

  (d)
  Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 15, 2007, among Quest Resource Corporation, Pinnacle Gas Resources, Inc. and Quest MergerSub, Inc.
99.1	Joint press release dated October 16, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE GAS RESOURCES, INC.
By:	/s/ Peter G. Schoonmaker
Name:	Peter G. Schoonmaker
Title:	President and Chief Executive Officer

Dated: October 16, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 15, 2007, among Quest Resource Corporation, Pinnacle Gas Resources, Inc. and Quest MergerSub, Inc.
99.1	Joint press release dated October 16, 2007

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SIGNATURES
EXHIBIT INDEX